UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2020

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive, Plano, TX 75024

(Address of principal executive offices, including zip code)

(469) 486-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

For the benefit of its investors, Toyota Motor Credit Corporation (the “Company” or “TMCC”) is filing certain preliminary unaudited financial data for the quarter and fiscal year ended March 31, 2020.

For the quarter ended March 31, 2020, TMCC expects to report a consolidated net loss of approximately $86 million, compared to net income of $295 million for the same period in fiscal 2019. The decrease in net income was primarily due to an increase in provision for credit losses of $220 million and an increase in depreciation expense on operating leases of $136 million mainly driven by the impacts of the coronavirus (“COVID-19”) pandemic. TMCC expects to report an allowance for credit loss of $817 million as of March 31, 2020 and depreciation expense on operating leases of $1.9 billion for the quarter ended March 31, 2020. Beginning in the second half of March 2020 and continuing in April 2020, sales of Toyota and Lexus vehicles have declined significantly as a result of the COVID-19 pandemic. Consistent with the decline in Toyota and Lexus vehicle sales, TMCC experienced significant declines of approximately 56% in financing volume and 59% in the number of insurance agreement issuances for April 2020 compared to April 2019. These trends are continuing to a lesser degree through May 2020, however, TMCC expects that they will continue to have an adverse effect on its results of operations. From March 13, 2020 through May 15, 2020, TMCC granted payment extensions and deferrals for retail and lease customers who requested payment relief to approximately 12% of our retail customers and 10% of our lease customers. For comparison, from January 9, 2020 through March 12, 2020, TMCC had granted payment extensions and deferrals for retail and lease customers who requested payment relief to approximately 1% of our retail customers and 0.4% of our lease customers.

For the fiscal year ended March 31, 2020, TMCC expects to report consolidated net income of approximately $913 million, compared to consolidated net income of $795 million for the fiscal year ended March 31, 2019. As of March 31, 2020, TMCC expects to report an allowance for credit losses as a percentage of gross earning assets of 0.73% and net charge-offs as a percentage of average gross earning assets of 0.34%. As of March 31, 2020, TMCC expects to report aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets of 0.39%, with finance receivables and operating leases having 0.41% and 0.34% of aggregate balances for accounts 60 or more days past due, respectively. Accounts with payment extensions and deferrals under our COVID-19 relief programs are not considered past due. TMCC also expects to report that its financing volume increased 8% and its insurance agreements volume increased 5% for fiscal 2020 compared to fiscal 2019.

For liquidity purposes, TMCC holds cash in excess of its immediate funding needs. For the fiscal year ended March 31, 2020, TMCC expects to report excess funds ranging from $2.4 billion to $8.8 billion with an average balance of $5.4 billion during fiscal 2020. Excess funds include cash, cash equivalents and investments in short-term, highly liquid and investment grade money market instruments as well as certain available-for-sale debt securities. As of March 31, 2020, TMCC expects to report total debt of $97.7 billion. Subsequent to its fiscal year end, TMCC has raised an additional $10.5 billion through the public secured and unsecured capital markets and private term loan and asset-backed securitization credit markets, excluding commercial paper issuances. While we believe our ability to access the capital markets remains largely intact, our funding spreads have increased across both short-term and long-term markets and our long-term credit ratings have been downgraded or put on negative outlook and may be subject in the future to further actions or downgrades by credit ratings agencies. As of May 15, 2020, TMCC maintained excess funds of approximately $18.1 billion. As of May 15, 2020, TMCC and its co-borrowers had $15.7 billion in committed, undrawn bank credit facilities and TMCC had an additional $4.1 billion in stand-alone committed, undrawn bank credit facilities.

This Item 2.02 of Form 8-K should be read in conjunction with the financial statements and management’s discussion and analysis included in the Company’s filings with the Securities and Exchange Commission (“SEC”), as well as the matters discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended March 31, 2019 as updated by the Company’s filings with the SEC.

The preliminary financial data provided in this Item 2.02 of Form 8-K has been prepared by, and is the responsibility of, TMCC’s management, based upon information available to it as of the date hereof, and has not been prepared with a view toward compliance with published guidelines of the SEC for the preparation or presentation of financial information. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. TMCC has not yet completed its financial and operating closing procedures as of and for the year ended March 31, 2020. Additionally, the preliminary financial data above has not been subject to audit, review or other procedures by the Company’s independent registered public accounting firm. As a result, actual results may differ materially from the preliminary results shown above and will not be publicly available until the Company reports its fourth quarter and full year fiscal 2020 results.

The information in this Item 2.02 shall be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01 Other Events.

Supplemental Risk Factor

In light of recent developments relating to the COVID-19 pandemic, TMCC is supplementing Item 1A. Risk Factors of its Annual Report on Form 10-K for the year ended March 31, 2019 (the “Annual Report on Form 10-K”). The following risk factor should be read in conjunction with the risk factors described in the Annual Report on Form 10-K.

We face various risks related to health epidemics and other outbreaks, which have had and are expected to continue to have material adverse effects on our business, financial condition, results of operations and cash flows.

We face various risks related to health epidemics and other outbreaks, including the global outbreak of coronavirus (“COVID-19”). The COVID-19 pandemic, changes in consumer behavior related to illness, pandemic fears and market downturns, and restrictions intended to slow the spread of COVID-19, including quarantines, government-mandated actions, stay-at-home orders and other restrictions, have led to disruption and volatility in the global capital markets, which has increased our cost of capital and adversely affected our ability to access the capital markets. For more information on how a disruption in the global capital markets affects our liquidity, please see “A disruption in our funding sources and access to the capital markets would have an adverse effect on our liquidity” under Item 1A. Risk Factors in our Annual Report on Form 10-K.

In addition, the COVID-19 pandemic and restrictions intended to slow the spread of COVID-19 have adversely affected our business, and the business of our affiliate, Toyota Motor North America, Inc. (“TMNA”), and our ultimate parent, Toyota Motor Corporation (“TMC”), in a number of ways. Similar to relief options we offer to customers and dealers impacted by natural disasters such as hurricanes, floods, tornadoes and wildfires, we are offering payment relief options to customers and dealers impacted by COVID-19, including finance contract extensions, lease deferred payments, temporary interest deferrals for dealer floorplan financing, and principal payment deferral options for dealer real estate and working capital loans, and temporarily suspended outbound collection activities in states with state-wide stay-at-home orders and repossession activities nationwide for a period of time, but have since resumed outbound collection activities in nearly all states (collectively, the “COVID-19 Relief”). Our payment relief programs currently allow existing customers who request assistance to defer their loan or lease payments for up to 120 days and waive certain fees, but with interest continuing to accrue. Unlike the relief options offered for natural disasters, which were limited to the affected geographies, the COVID-19 Relief is being offered nationwide due to the global impact of the COVID-19 pandemic, and may not be successful in reducing future increases to our provisions for credit losses. The COVID-19 pandemic has increased our residual value losses, and has adversely affected our business, financial condition, results of operations, and cash flows and may continue to do so if there is not a substantial economic recovery. We have also temporarily transitioned nearly all of our team members to remote work arrangements, and many Toyota and Lexus dealerships have temporarily closed and more may voluntarily close, or be mandated to close, in the near future. TMNA temporarily suspended production at all of its automobile and components plants in North America from March 23, 2020 through May 8, 2020 and TMC has temporarily suspended production at selected plants in countries outside of North America. Although TMNA and many of its suppliers are resuming production, unexpected delays affecting the supply chain or logistics network, could negatively impact dealer inventory levels, vehicle sales, the sale of our financing and insurance products, dealer profitability and creditworthiness, and our future results of operations.

These events have disrupted the supply chains of the vehicles we finance and have had a material adverse effect on the sale of vehicles and our financing and insurance products. These events have also caused an unprecedented level of unemployment claims, resulted in a significant decline in consumer confidence and spending, and a sharp decline in economic conditions. In addition, these events have caused a significant decline in used vehicle prices and a significant increase in delinquencies and may cause an increase in dealer defaults, which have resulted in materially increased provisions for credit losses and residual value losses, which may continue if there is not a substantial economic recovery. The foregoing events, and the uncertainty relating thereto, have also adversely affected our credit rating and may result in further actions or downgrades by credit ratings agencies. For more information regarding impacts of credit rating changes on TMCC, please see “Our borrowing costs and access to the unsecured debt capital markets depend significantly on the credit ratings of TMCC and its parent companies and our credit support arrangements” under Item 1A. Risk Factors in our Annual Report on Form 10-K.

If significant portions of our workforce are unable to work effectively as a result of the COVID-19 pandemic, including because of illness, quarantines, facility closures, ineffective remote work arrangements or technology failures or limitations, our operations would be adversely impacted. Certain of our third-party suppliers and business partners that we rely on to deliver our products and services and to operate our business have informed us that they will be unable to perform fully, and we may receive similar notifications from other suppliers and business partners in the near future, which could adversely impact our ability to operate our business and increase our costs and expenses. These increased costs and expenses may not be fully recoverable or adequately covered by insurance. We are working with our stakeholders (including customers, dealers, team members, suppliers and business partners) to assess the ongoing impact of the COVID-19 pandemic and to take actions in an effort to mitigate adverse consequences. The duration of the COVID-19 pandemic is uncertain, and the foregoing impacts and other unforeseen impacts not referenced herein, as well as the ultimate impact of the COVID-19 pandemic, are difficult to predict and have had and are expected to have a material adverse effect on our business, financial condition, results of operations and cash flows.

See also “General business, economic, and geopolitical conditions, as well as other market events, may adversely affect our business, results of operations and financial condition”, “Our results of operations and financial condition are substantially dependent upon the sale of Toyota and Lexus vehicles, as well as our ability to offer competitive financing and insurance products”, “We are exposed to customer and dealer credit risk, which could negatively affect our results of operations and financial condition”, “A failure or interruption in our operations could adversely affect our results of operations and financial condition”, and “The failure or commercial soundness of our counterparties and other financial institutions may have an effect on our liquidity, results of operations or financial condition” under Item 1A. Risk Factors in our Annual Report on Form 10-K.

Forward-looking Statements

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and currently available information. Actual results and events in future periods may differ materially from these expectations due to certain risks, uncertainties and other important factors, including, among others, the risk factor regarding health epidemics and outbreaks set forth in this Form 8-K, which describes the highly uncertain impact the COVID-19 pandemic will, or may, have on the Company’s business, financial condition, results of operations and cash flows, and the risk factors set forth in the most recent annual and periodic reports of the Company. The Company does not undertake to update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: May 19, 2020	By:	/s/ Scott Cooke
Scott Cooke
Group Vice President and Chief Financial Officer